FORM OF ANNUAL SERVICER'S CERTIFICATE
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                      Bank of America National Association

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                    BANK OF AMERICA MASTER CREDIT CARD TRUST
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            The undersigned, a duly authorized representative of Bank of America
National Association ("Bank of America"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of JULY 19, 1996 (the "Pooling and Servicing Agreement") by and between Bank of America and the [the "Trustee"] does hereby certify that:

            1. Bank of America is Servicer under the Pooling and Servicing Agreement.

            2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

            3. This Certificate is delivered pursuant to Section 3.05 of the Pooling and Servicing Agreement.

            4. A review of the Activities of the Servicer during the period from the Closing date until DECEMBER 31, 1996 was conducted under the supervision of
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the undersigned.

            5. Based on such review, the Servicer has, to the best of the know-ledge of the undersigned, fully performed all its obligations under the Pooling and Servicing Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in para-graph 6 below.

            6. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement, including any Supplement, known to the undersigned to have been made during such period which sets forth in detail: (i) the nature of each such default; (ii) the action taken by the Servicer, if any, to remedy each such default; (iii) the current status of each such default:

                                      None


            IN WITNESS WHEREOF, the undersigned has duly executed this certifi-cate this 12th day of MARCH, 1997.
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                                      By:  /s/ MARGARET A. SPRUDE
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                                           Name:   Margaret A. Sprude
                                           Title:  SVP & Chief Financial Officer